THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER COUNTRY, AND MAY NOT BE OFFERED, SOLD TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

                        AMERICAN SOIL TECHNOLOGIES, INC.
                              CONVERTIBLE DEBENTURE
No. 3

Total Principal Amount: $250,000                                February 1, 2000

     FOR VALUE RECEIVED, the undersigned, AMERICAN SOIL TECHNOLOGIES, INC., a Nevada corporation (the "Company"), hereby promises to pay to the order of ___________________________, a corporation, (the "Holder"), in lawful money of the United States of America, and in immediately payable funds, the principal sum of two hundred fifty thousand dollars ($250,000), with interest thereon, both before and after default until paid, at the rate of ten percent (10%) per annum, upon the terms and conditions set forth herein.

     1. MATURITY DATE/INTEREST PAYMENTS. The Company shall pay to the Holder quarterly interest payments in cash with the first payment due on May 1, 2000. Upon conversion of this Debenture as allowed in this Agreement, all accumulated but unpaid interest shall be extinguished. This Debenture shall mature and all principal and accrued interest shall be fully due and payable by the Company to Holder on February 1, 2002 (the "Maturity Date"). Interest shall be computed on the actual days in a year and the actual number of days elapsed. Holder shall fund this Debenture immediately upon execution of this Debenture.

     2. CONVERTIBILITY. This Debenture may be converted by the Holder at any time beginning upon execution of this Debenture and ending upon the Maturity Date at a conversion rate of one (1) share of Company Common Stock (the "Shares") per three dollar ($3.00) principal amount of this Debenture. No accrued interest will be paid upon conversion. The Shares to be issued upon conversion shall not be subject to any liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims of any other party whatsoever. Company shall use its best efforts to expeditiously file with and have declared effective by the Securities and Exchange Commission a registration statement in an appropriate form to register the Shares issuable upon conversion of this debenture to ensure that Company will have freely tradable Shares available to Holder in the event Holder elects to convert this Debenture to Shares. After conversion, Holder herein agrees not to sell in excess of 8,000 Shares, on a non-cumulative basis, of Shares during any calendar month through brokerage transactions.

     3. PREPAYMENT. The Company may prepay this Debenture prior to the Maturity Date and prior to the receipt of a conversion election, in whole or in part, at any time.

     4. TRANSFERABILITY. This Debenture shall be freely transferable by the Holder provided such transfer is in compliance with applicable federal and state securities laws.

     5. DEFAULT. In the event of the Company's failure to pay the principal and interest due hereunder within ten (10) days following the Maturity Date, Holder shall have the option, by written notice to the Company, to declare the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable. In the event Company fails to cure the default within twenty (20) days of the receipt of the written notice by Holder, Holder may pursue any legal remedy available to Holder.

     6. NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notice shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the fifth business day after the date of mailing. The Parties shall give written notice of any change of address to each other.

     7. INVESTOR STATUS. By providing the principal amount(s) set forth in this Debenture, Holder acknowledges and certifies that this Debenture represents a highly speculative investment and that Holder's personal financial situation is such that (i) Holder can afford to hold the Debenture for an indefinite period of time and to sustain a complete loss of this investment, and (ii) Holder has adequate means of providing for Holder's current needs and possible contingencies and has no need for liquidity in this investment in the Company. By virtue of Holder's knowledge and experience in financial and business matters, Holder is capable of evaluating the merits and risks of an investment in the securities.

          Holder, if a corporation, partnership, trust or other form of business entity, (i) is authorized and otherwise duly qualified to purchase and hold the Debenture, (ii) has obtained such additional tax and other advice that it has deemed necessary, and (iii) has not been formed for the specific purpose of acquiring the Debenture.

          Holder consents to the affixing by the Company of such legends on certificates representing the securities as any applicable federal or state securities law may require from time to time. Holder further acknowledges and certifies that in evaluating the suitability of an investment in the Company, Holder has relied on Holder's own independent investigations and has not relied upon any representations or other information (whether oral or written) from the Company, and its officers, directors, agents, employees or representatives. Holder acknowledges that in making the decision to invest in the Company, Holder has, prior to any purchase of the securities, been given the information on the Company, its business, and its financials, had access and opportunity to examine this offer, and had an opportunity to ask questions of, and to receive answers from, the Company or any person acting on its behalf concerning the terms and conditions of this offering. Holder has been furnished with access to all publicly available materials relating to the business, finances, and operations of the Company and material relating to the offer and sale of the securities which have been requested. Holder has received complete and satisfactory answers to any such inquiries. Holder acknowledges that Holder has not received any formal disclosure document regarding this investment, and Holder is an accredited investor as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended.

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
     8. GOVERNING LAW. This Debenture shall be governed by and construed and interpreted in accordance with the laws of the state of California applicable to contracts made and to be performed entirely therein, without giving effect to the rules and conflicts of law.

     9. ATTORNEYS FEES. In the event of default by the Company requiring the Holder or any assignee thereof to refer this Debenture to an attorney for collection, the Company agrees to pay all reasonable costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney's fees, whether or not suit is instituted.

     10. MODIFICATION. This Debenture may be modified or amended only by an agreement in writing signed by the party against whom the agreement is sought to be enforced.

     11. CONFORMITY WITH LAW. All agreements between the Company and Holder are expressly limited, so that in no event or contingency whatsoever, whether by reason of the advancement of the proceeds of this Debenture, acceleration of maturity of the unpaid principal balance, or otherwise, shall the amount paid or agreed to be paid to Holder of this Debenture for the use, forbearance, or detention of the money to be advanced under this Debenture exceed the highest lawful rate permissible under applicable usury laws. If, under any circumstances whatsoever, fulfillment of any provision of this Debenture or any other agreement pertaining hereto, after timely performance of such provision is due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction deems applicable, then, ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity, and if, under any circumstances whatsoever, Holder shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall be applied to the reduction of the unpaid principal balance under this Debenture and not to the payment of interest, or, if such excessive interest exceeds the unpaid balance of principal under this Debenture, such excess shall be refunded to Company. This provision shall control every other provision of all agreements between Company and Holder.

     IN WITNESS WHEREOF, the Company and Holder have executed this Debenture as of February 1, 2000.

                                        The Company
                                        AMERICAN SOIL TECHNOLOGIES, INC.,
                                        a Nevada corporation

                                        BY:
                                           -------------------------------------
                                        ITS:
                                           -------------------------------------

                                        The Holder

                                        BY:
                                           -------------------------------------
                                        ITS:
                                           -------------------------------------

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